Exhibit 10.1

ELEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Eleventh Amendment to Amended and Restated Credit Agreement (this “Amendment”) dated as of December 15, 2008 (the “Effective Date”), is by and among PENN VIRGINIA CORPORATION, a Virginia corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) (the “Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower, each Lender then a party thereto, the Administrative Agent, the other agents party thereto, and the LC Issuer have heretofore entered into that certain Amended and Restated Credit Agreement dated as of December 4, 2003, as amended by that certain Consent and First Amendment to Amended and Restated Credit Agreement dated as of December 29, 2004, and as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 15, 2005, and as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 14, 2006, and as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of August 25, 2006, and as amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of November 1, 2006, and as amended by that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of April 13, 2007, and as amended by that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of June 12, 2007, and as amended by that certain Waiver and Eighth Amendment to Amended and Restated Credit Agreement dated as of August 1, 2007, and as amended by that certain Waiver and Ninth Amendment to Amended and Restated Credit Agreement dated as of October 5, 2007, and as amended by that certain Waiver and Tenth Amendment dated as of November 26, 2007, and as otherwise amended, supplemented or modified from time to time prior to the Effective Date (the “Credit Agreement”), pursuant to which the Lenders have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

WHEREAS, in anticipation of a potential sale, transfer and conveyance by the Borrower or its Restricted Subsidiaries of all or a portion of its or their right, title and interest in and to certain Oil and Gas Properties described in Exhibit A attached hereto (such Oil and Gas Properties, the “Mingo Properties”; and such sale, transfer and conveyance of the Mingo Properties, the “Mingo Disposition”), the Borrower has omitted the Mingo Properties from its Reserve Report in connection with the regularly scheduled Fall 2008 redetermination of the Borrowing Base;

WHEREAS, the Borrower, the Administrative Agent and each Lender have determined that, in connection with the regularly scheduled Fall 2008 redetermination of the Borrowing Base, the Borrowing Base should be reaffirmed at $479,000,000 (which, for the avoidance of doubt, is based on an evaluation of a Reserve Report that excludes the Mingo Properties); and

WHEREAS, the Borrower has requested that the Lenders make certain other modifications to the Credit Agreement as more particularly set forth below; and

WHEREAS, subject to the terms and conditions of this Amendment and the Credit Agreement, each of the Lenders party hereto, the Administrative Agent and the LC Issuer have entered into this Amendment in order to effectuate the amendments and modifications to the Credit Agreement set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Each of the following definitions is hereby inserted in its alphabetically appropriate place in Section 1.1 of the Credit Agreement:

“ “Defaulting Lender” means any Lender that has, as determined by the Administrative Agent, (a) failed to fund any portion of its Loans or participations in Facility LCs within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the LC Issuer or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreement in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility LCs, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.”;

“ “Reference Eurodollar Rate” means, as of any day, a rate of interest per annum equal to the quotient of (a) the Eurodollar Base Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period; provided that for the avoidance of doubt, the Reference Eurodollar Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor substitute page of such page) at approximately 11:00 a.m. London time on such day.”; and

“ “Secured Obligations” means, collectively, all Obligations and all liabilities and obligations of the Borrower or any of its Restricted Subsidiaries arising under any Lender Party Rate Management Transaction now or hereafter existing between or among the Borrower or any Restricted Subsidiary and any Lender or any Affiliate of any Lender, as applicable.”.

(b) The definition of “Alternate Base Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ “Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1/2% and (iii) the Reference Eurodollar Rate plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Reference Eurodollar Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Reference Eurodollar Rate, respectively.”.

(c) The definitions of “Collateral Documents” and “Guarantor” in Section 1.1 of the Credit Agreement are hereby amended by inserting “Secured” immediately preceding each instance of “Obligation” or “Obligations” therein.

(d) The definition of “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement is hereby amended by deleting “the applicable British Bankers’ Association LIBOR rate for deposits in U.S. Dollars as reported by any generally recognized financial information service” and inserting in its place “the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor substitute page of such page)”.

(e) The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by deleting “any documents evidencing a Lender Party Rate Management Transaction,” and inserting immediately preceding the period “provided that “Loan Documents” shall not include any agreements or documents evidencing a Lender Party Rate Management Transaction”.

(f) Section 2.19 of the Credit Agreement is hereby amended by inserting the following Section 2.19.13:

“Section 2.19.13 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) if any LC Obligations exist at the time a Lender is a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Obligations in accordance with the procedures set forth in Section 2.19.11 for so long as such LC Obligations are outstanding; and

(ii) the LC Issuer shall not be required to issue or Modify any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.19.11.”.

(g) Article 2 of the Credit Agreement is hereby amended by inserting the following new Section 2.22:

“Section 2.22 Replacement of Lenders. If any Lender requested compensation under Section 3.1 or 3.2 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article XII), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the LC Issuer), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participation in Reimbursement Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or 3.2, or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.”.

(h) Each of Section 5.21, Section 5.28, Section 6.1.9, clause (vi) of Section 6.2.2, clause (i) of Section 6.2.3, Section 8.3 and the preliminary clause and clauses (a) and (d) of Section 8.4 of the Credit Agreement are hereby amended by inserting the word “Secured” immediately preceding each instance of “Obligation” or “Obligations” therein.

(i) Subclause (x) of Section 6.2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(x) [Intentionally Omitted]; and”.

(j) The Credit Agreement is hereby amended by deleting the existing Pricing Schedule attached to the Credit Agreement and inserting in its place as the new Pricing Schedule to the Credit Agreement the text contained in Annex 1 attached to this Amendment.

Section 3. Reaffirmation of the Borrowing Base.

(a) The Borrowing Base shall be reaffirmed at $479,000,000 from and after the Effective Date until the Borrowing Base shall be otherwise redetermined in accordance with the Credit Agreement (as amended hereby); and for the avoidance of doubt, the Lenders, the Administrative Agent and the Borrower acknowledge and agree that the reaffirmed Borrowing Base has been determined based upon a Reserve Report that excludes the Mingo Properties.

(b) Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to clause (a) of this Section 3 constitutes the regularly scheduled Borrowing Base redetermination for Fall 2008 (and shall not constitute a special redetermination of the Borrowing Base pursuant to Section 2.21(v) of the Credit Agreement (as amended hereby)).

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent, the LC Issuer and Lenders constituting at least the Required Lenders.

(b) Other Conditions. The Borrower shall have confirmed and acknowledged to the Administrative Agent, the LC Issuer and the Lenders, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties made by the Borrower or any other Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made as of the date hereof or, to the extent any such representation or warranty is stated to relate solely to an earlier date, such representation or warranty shall have been true and correct on and as of such earlier date; and (iv) no Default or Unmatured Default exists under the Credit Agreement or any of the other Loan Documents.

Section 5. Additional Condition to Mingo Disposition. If, after giving pro forma effect to the Mingo Disposition, the Borrower and its Restricted Subsidiaries would no longer be in compliance with Section 6.1.9(i) of the Credit Agreement, then the Borrower agrees that it shall, or shall cause one or more of its Restricted Subsidiaries to, execute and deliver, as a condition to the delivery by the Administrative Agent of releases of any Collateral Documents covering the Mingo Properties, Mortgages in form and substance satisfactory to the Administrative Agent covering additional Oil and Gas Properties having sufficient value such that the Borrower and its Restricted Subsidiaries shall remain in compliance with Section 6.1.9(i) of the Credit Agreement after consummation of the Mingo Disposition (the “Replacement Properties”).

Section 6. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

Section 7. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 9.6 of the Credit Agreement.

Section 8. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Severability. Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

Section 10. Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 11. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the LC Issuer, the Lenders and the Borrower and their respective successors and assigns.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 13. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 14. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER:

PENN VIRGINIA CORPORATION, as Borrower

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Administrative Agent and as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

BNP PARIBAS, as a Lender

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

and

By:	/s/ Edward Pak
Name:	Edward Pak
Title:	Vice President

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as a Lender

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Peter L. Sefzik
Name:	Peter L. Sefzik
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Holly L. Kay
Name:	Holly L. Kay
Title:	Assistant Vice President

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ Deirdre Sanborn
Name:	Deirdre Sanborn
Title:	Director

and

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Thomas E. Stelmar, Jr.
Name:	Thomas E. Stelmar, Jr.
Title:	AVP / Portfolio Manager

CAPITAL ONE N.A., as a Lender

By:	/s/ Nancy G. Moragas
Name:	Nancy G. Moragas
Title:	Sr. Vice President

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Eleventh Amendment to the Credit Agreement dated as of December 15, 2008 (the “Eleventh Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Eleventh Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Unmatured Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Eleventh Amendment.

PENN VIRGINIA HOLDING CORP.,
a Delaware corporation

PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation

PENN VIRGINIA OIL & GAS GP LLC, a Delaware limited liability company

PENN VIRGINIA OIL & GAS LP LLC, a Delaware limited liability company

PENN VIRGINIA MC CORPORATION, a Delaware corporation

PENN VIRGINIA MC ENERGY L.L.C., a Delaware limited liability company

PENN VIRGINIA MC OPERATING COMPANY L.L.C., a Delaware limited liability company

PENN VIRGINIA OIL & GAS, L.P., a Texas limited partnership

By Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, as its general partner

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Vice President and Chief Financial Officer

Annex 1

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS
Eurodollar Rate	1.00%	1.25%	1.50%	1.75%
Floating Rate	0.25%	0.50%	0.75%	1.00%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS
Commitment Fee	0.25%	0.30%	0.375%	0.375%

For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Pricing Schedule:

“Borrowing Base Usage” means, as of any date, the percentage of the Borrowing Base then in effect represented by the sum of (i) the aggregate principal amount of all Loans then outstanding under the Agreement, plus (ii) the aggregate face amount of all Facility LCs then outstanding under the Agreement.

“Level I Status” exists at any date if the Borrowing Base Usage as of such date is less than 50%.

“Level II Status” exists at any date if the Borrowing Base Usage as of such date is less than 75% but equal to or more than 50%.

“Level III Status” exists at any date if the Borrowing Base Usage as of such date is less than 90% but equal to or more than 75%.

“Level IV Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status or Level III Status as of such date.

“Status” means either Level I Status, Level II Status, Level III Status or Level IV Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table.

Annex 1

Exhibit A

Cabot

Lease Date	Counties	Acreage +/-	Well ID
12/1/1945	RALEIGH	6,632.00	Poca A & F
1/1/1948	McDOWELL	47,032.00	Poca M
9/14/1950	McDOWELL	5,866.00	Poca D
12/1/1967	McDOWELL & WYOMING	11,921.00	Poca B & C
1/1/1970	WYOMING	17,131.00	Poca E
9/14/1950	MCDOWELL	9,154.00	Poca J
2/1/1979		318.00

Chesapeake

Lease Date	Counties	Acreage +/-
3/1/1944	PIKE, MARTIN & FLOYD	38,221.00

Equitable

Lease Date	Counties	Acreage +/-
12/15/1941	PIKE (FORD MOTOR)	24,667.14
5/3/1985	PIKE (ROUGE STEEL)	8,040.00
6/1/1995	MINGO (CHATTEROY)	1,929.96
7/15/1996	McDOWELL (CBM Lease)	15,379.43
1/1/1998	MINGO & LOGAN (CARNEGIE)	38,753.36

PVOG

9/23/2002	BOONE, FAYETTE, KANAWHA & RALEIGH	28,919.00

Dominion

Lease Date	Counties	Acreage +/-
9/1/1970	MER., McD., WYO	103,420.00	Poca I
10/1/1978	McDOWELL	1,483.52
3/26/1992	MERCER	549.95

C.E. Richtner

Lease Date	Counties	Acreage +/-
7/25/1990	Mc Dowell	229.00

Phoenix/Tuscany

Lease Date	Counties	Acreage +/-
3/1/1991	Mc Dowell	19,483.04

Exhibit A

KV Oil & Gas (now Linn Holdings, Inc.)

Lease Date	Counties	Acreage +/-
9/1/1991	Fayette	2,547.00
11/1/1995	Mingo	240.00

J.W. Kinzer (Alert Oil & Gas)

Lease Date	Counties	Acreage +/-
10/1/1972	Pike	80.00

Eastern American Energy

Lease Date	Counties	Acreage +/-
8/1/1978	Martin, Johnson, Lawrence	2,529.00

Interstate Natural Gas

Lease Date	Counties	Acreage +/-
2/2/1999	Martin, KY	107.39
	NorthStar Energy
11/14/1996	Boone & Kanawha, WV	3,600.00
	Cabot
5/6/1960	Boone & Logan, WV	13,826.78
	Equitable
4/5/1956	Kanawha, WV	3,086.00
	Equitable
1/18/1956	Fayette, Kanawha & Raleigh, WV	8,406.00
	TOTAL LEASE ACRES	413,551.57

Exhibit A